EXHIBIT 23



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into PSI Energy, Inc.'s previously filed Registration Statement File Nos. 33-48612 and 33-57064.





ARTHUR ANDERSEN & CO.
Indianapolis, Indiana,
March 18, 1994.